UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Farmers Capital Bank Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Farmers Capital Bank Corporation
202 West Main Street
Frankfort, Kentucky  40601

Notice of Annual Meeting of Shareholders
to be held May 08, 2012

April 2, 2012
Date:	Tuesday, May 8, 2012

Time:	11:00 a.m., Eastern Daylight Time

Place:	Farmers Bank & Capital Trust Company 125 West Main Street Frankfort, Kentucky

Purpose:
•To ratify the appointment of the independent registered public accounting firm,
•To elect four directors,
•To approve, on an advisory basis, the Corporation’s overall executive compensation programs, and
•To transact such other business as may properly come before the meeting

Record Date:	Close of business on March 26, 2012

It is desirable that as many shareholders as possible be represented at the meeting.  Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy.  You may revoke the proxy at any time before it is voted at the annual meeting of shareholders.

By order of the Board of Directors,

C. Douglas Carpenter
Executive Vice President, Secretary
and Chief Financial Officer

Your Vote Is Important

Please date, sign and promptly return the enclosed proxy in the accompanying postage-paid envelope.

Farmers Capital Bank Corporation
202 West Main Street
Frankfort, Kentucky  40601

Proxy Statement
Annual Shareholders’ Meeting-May 8, 2012

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Farmers Capital Bank Corporation (“Corporation”) for use at our Annual Meeting of Shareholders to be held on May 8, 2012, and at any adjournments (the “Meeting”).

*****Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on May 8, 2012*****

This proxy statement, the form of proxy, our Annual Report to Shareholders and our Annual Report on Form 10-K for fiscal year 2011, are available at www.farmerscapital.com.

Annual Report to Shareholders; Multiple Households

The 2011 Annual Report to Shareholders, including financial statements, is being mailed to shareholders together with these proxy materials on or about April 2, 2012.  One annual report and one proxy statement are being delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more shareholders.  Upon request, we will furnish the shareholder a separate copy of an annual report or proxy statement, as applicable.  Requests should be directed to our corporate secretary at the address shown at the top of this page or by phone at 502-227-1668.

Who Can Vote

Each share of our common stock that you held on the record date entitles you to one vote at the Meeting.  On the record date, there were 7,446,445 shares of common stock outstanding.

Voting Rights

Our corporate secretary will count votes cast at the Meeting.  Our directors are elected by the affirmative vote of a “plurality” of shares voted.  A “plurality” means that the individuals with the largest number of votes are elected as directors up to the maximum number of directors (i.e., four) to be chosen at the Meeting.  Under our bylaws, all other matters require the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the Meeting, except as otherwise provided by statute, our articles of incorporation or our bylaws.  Abstentions as to all such matters to come before the Meeting will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of those matters.

If your shares are held in a stock brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in “street name”.  Brokers holding shares in “street name” generally are not entitled to vote on certain matters unless they receive voting instructions from their customers.  When brokers do not receive voting instructions from their customers, they notify us on the proxy form that they lack voting authority.  The votes that could have been cast on the matter in question by brokers who did not receive voting instructions are called “broker non-votes”.

If you are a beneficial owner and do not provide voting instructions, your bank, broker or other holder of record is permitted to vote your shares for the ratification of our independent registered public accounting firm but is not permitted to vote your shares on the election of directors or on the endorsement of the compensation of our executives.

Shares subject to broker non-votes will not be counted as votes for or against and will not be included in calculating the number of votes necessary for the approval of such matters to be presented at the meeting; however, shares represented by proxies containing both broker non-votes and a vote on any matter will be considered present at the annual meeting for purposes of determining the existence of a quorum.

Quorum

A quorum at the Meeting is a majority of the shares of our common stock entitled to vote present in person or represented by proxy.  Shares of our common stock represented by properly executed and returned proxies will be treated as present.  Shares of our common stock present at the Meeting that abstain from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.

How Your Proxy Will Be Voted

The Board of Directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the Meeting, whether or not you attend in person.

Voting By Shareholders of Record. If at the close of business on March 26, 2012, your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record of those shares and we have mailed these proxy materials to you.  Your vote authorizes each of Lloyd C. Hillard, Jr. and Frank W. Sower, Jr. as proxies, each with the power to appoint his or her substitute, to represent and vote your shares as you directed.

Voting By Beneficial Owners of Record (“Street Name”). If at the close of business on March 26, 2012, and if your shares are held in a stock brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name.  These proxy materials are being made available to you by your bank, broker, trustee or nominee that is considered the shareholder of record of those shares.  As the beneficial owner, you have the right to direct your bank, broker, trustee or nominee on how to vote your shares via the internet or by telephone if the bank, broker, trustee or nominee offers these options or by signing and returning a proxy card.  Your bank, broker, trustee or nominee will send you instructions for voting your shares.

If you wish to vote in person at the Meeting but hold your stock in street name (that is, in the name of a broker, bank or other institution), then you must have a proxy from the broker, bank or institution in order to vote at the meeting.

           How Your Votes Will Be Voted. If you vote by signing and returning the enclosed proxy card or, if you hold your shares in “street name” and you vote by a method offered by your bank, broker, trustee or nominee, your shares will be voted in accordance with the instructions you provide.  If you vote without providing contrary instructions, your proxy will be voted in the following manner:

•	for the ratification of the appointment of BKD LLP as our independent registered public accounting firm for 2012;
•	for the nominees for director as described in this proxy statement;
•	for the non-binding advisory approval of the compensation of our executives; and

•
for the transaction of such other business as may properly come before the Meeting, in accordance with the judgment of the persons appointed as proxies.  As of the date of this proxy statement management is not aware of any such other business.

The proxies being solicited may be exercised only at the Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting.

We expect no matters to be presented for action at the Meeting other than the items described in this proxy statement.  If you sign and return the enclosed proxy, or if you hold your shares in “street name” and vote in a manner offered by your bank, broker, trustee or other nominee, you will give to the persons named as proxies therein discretionary voting authority with respect to any other matter that may properly come before the Meeting, and they intend to vote on any such other matter in accordance with their best judgment.

Revoking Your Proxy.  If you submit a proxy, you may subsequently revoke it or submit a revised proxy at any time before it is voted.  You may also attend the Meeting in person and vote by ballot, which would cancel any proxy that you previously submitted.  If you wish to vote in person at the Meeting but hold your stock in street name (that is, in the name of a broker, bank or other institution), then you must have a proxy from the broker, bank or institution in order to vote at the Meeting.

No Appraisal Rights.  Under Kentucky law, there is no appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Meeting.

Directions to 2012 Annual Meeting of Shareholders

Our Meeting will be held at 11:00 a.m., Eastern Daylight Time, on Tuesday, May 8, 2012 at Farmers Bank & Capital Trust Company, 125 West Main Street, Frankfort, Kentucky  40601.  If you need directions, please contact our corporate secretary, C. Douglas Carpenter by calling 502-227-1668.

Proxy Solicitation

We will pay all of the expenses of this solicitation of proxies.  Solicitations will be made by the use of mails, except that proxies may be solicited by telephone by our directors and officers.  We do not expect to pay any other compensation for the solicitation of proxies, but will reimburse brokers and other persons holding our common stock in their names, or in the name of nominees, for their expenses in sending proxy materials to their principals.

Shareholders’ Proposals for 2013 Annual Meeting

We presently contemplate that the 2013 Annual Meeting of Shareholders will be held on or about May 14, 2013.  If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing by no later than December 3, 2012 (the date 120 days prior to the first anniversary of the date of the 2012 annual meeting proxy statement) to: Secretary, Farmers Capital Bank Corporation, 202 West Main Street, Frankfort, Kentucky 40601, Attention: C. Douglas Carpenter, Secretary.  We recommend that you send any proposals by certified mail, return receipt requested.

If you want to present a proposal at next year’s annual meeting but do not wish to have it included in our proxy statement, you do not need to contact us in advance.  Our bylaws do not contain any requirement for shareholders to provide advance notice of proposals or nominations they intend to present at the Meeting.  However, if you do not notify us on or before February 15, 2013 of any matter that you wish to present at next year’s annual meeting, then the shareholders’ proxies that we solicit in connection with our 2013 Annual Meeting of Shareholders will confer on the proxyholders’ discretionary authority to vote on the matter that you present at our 2013 Annual Meeting.

Corporate Governance

Code of Ethics.  Ethical business conduct is a shared value of our Board of Directors, management and employees.  Our Code of Ethics applies to our Board of Directors as well as all employees and officers, including the principal executive officer and principal financial and accounting officer.

Our Code of Ethics covers all areas of professional conduct, including, but not limited to, conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with all laws, rules and regulations applicable to our business.  We encourage all employees, officers and directors to promptly report any violations of the Code of Ethics to the appropriate persons identified in the Code.  A copy of our Code of Ethics is available at our website at the following address: www.farmerscapital.com.

Board Structure and Committees.  As of the date of this proxy statement, our Board of Directors consists of twelve members.  We also have two advisory directors who do not vote. Our Board of Directors held seven meetings during 2011.  All directors attended at least 75% of the total number of board meetings and the meetings of the committees to which they belonged.  Our Board of Directors does not have a specific policy for director attendance at our annual meeting of shareholders.  All but one director attended our 2011 annual meeting.

Our Board of Directors has a standing Audit Committee and Compensation Committee but does not have a standing nominating committee.

Audit Committee			Meetings
Members	Functions of the Committee		in 2011
David R. O’Bryan (Chairman) J. Barry Banker Frank W. Sower, Jr. Marvin E. Strong, Jr.	•	Monitors the integrity of our financial reporting processing and systems of internal controls regarding finance, accounting, and legal compliance	5
	•	Selects our independent registered public accounting firm and determines such auditor’s compensation
	•	Monitors the independence and performance of the independent registered public accounting firm, management and the internal audit department
	•	Provides an avenue of communication among the independent registered public accounting firm, management, the internal audit department and the Board of Directors
	•	Pre-approves, if appropriate, all related party transactions
	•	Oversees the establishment and investigation of complaints regarding accounting, internal accounting controls or audit matters

Compensation			Meetings
Committee Members	Functions of the Committee		in 2011
Frank W. Sower, Jr. (Chairman) J. Barry Banker R. Terry Bennett Shelley S. Sweeney	•	Please refer to the sections in this proxy statement entitled “Compensation Discussion and Analysis” and the “Report of the Compensation Committee”	5

Committee Charters.  Only our Audit Committee has a charter, which is available at our website at the following address: www.farmerscapital.com.  Our Audit Committee was in compliance during 2011 with its written charter.  The Board of Directors does not limit the number of audit committees for other corporations on which its audit committee members may serve.  None of the committee members currently serve on another audit committee for a publicly-held entity.

Board and Committee Independence.  The Board has determined that each of its members is independent as defined by the rules of NASDAQ except for its employee director Mr. Hillard.  Further, our Board has determined that Mr. Bennett and Mr. Crawford are both independent under the rules of NASDAQ after considering the Corporation’s payments to both a law firm and a real estate company of which Mr. Bennett is a partial owner and insurance commissions paid to the insurance agency of which Mr. Crawford is a partial owner.  The aggregate amount the Corporation paid to each of Mr. Bennett’s and Mr. Crawford’s companies were below the $120,000 threshold set by NASDAQ.

Audit Committee Financial Expert.  Our Board of Directors has determined (in accordance with Securities and Exchange Commission Regulation S-K 407(d)) that David R. O’Bryan satisfies the qualifications of financial expert and Mr. O’Bryan accordingly has been designated as the Audit Committee financial expert.  The Board has also determined that Mr. O’Bryan is independent as defined by the rules of NASDAQ for audit committee members.

Consideration of Director Nominees.  We do not have a standing nominating committee; the Executive Committee, consisting of Frank W. Sower, Jr., J. Barry Banker, Shelley S. Sweeney and Dr. John D. Sutterlin, performs the functions of a nominating committee.  All of the members of the Executive Committee are independent directors under NASDAQ rules.  They determine the nominees for director to be presented for election based upon their review of all proposed nominees for the Board, including those proposed by shareholders.  The Executive Committee selects qualified candidates based upon the criteria set forth below and reviews their recommendations with the full Board, which decides whether to invite the candidate to be a nominee for election to the Board.  The Board desires to maintain a diversity of experiences and skills in the members that represent the shareholders.

Board members must possess the acumen, education and experience to make a significant contribution to the Board and bring a diverse range of skills and perspectives to satisfy the perceived needs of the Board at a particular time.  Board members must have the highest ethical standards, a strong sense of professionalism, independence and an understanding of our business.  Additionally, Board members must have the aptitude and experience to fully appreciate the legal responsibilities of a director and the governance processes of a public company, a willingness to commit, as well as have, sufficient time to discharge their duties to the Board and such other factors as the independent members of the Board of Directors determine are relevant in light of the needs of the Board and the Corporation.

For a shareholder to submit a candidate for consideration as a director, a shareholder must notify our corporate secretary.  To be considered for nomination and inclusion in our proxy statement at the 2013 Annual Meeting, a shareholder must notify our corporate secretary no later than December 3, 2012

(the date 120 days prior to the first anniversary of the date of the 2012 annual meeting proxy statement).  Notices should be sent to: Farmers Capital Bank Corporation, 202 West Main Street, Frankfort, Kentucky 40601, Attention: C. Douglas Carpenter, Secretary.

Executive Sessions of the Board.  Non-management directors meet in executive sessions without management.  “Non-management” directors are all those who are not officers of the Corporation or a subsidiary, and may include directors who are not independent as determined under NASDAQ rules by virtue of a material relationship with us or a family relationship (though no such directors are currently Board members).  Executive sessions are led by a “Presiding Director” and are held at least twice annually in conjunction with regularly scheduled board meetings.  Other sessions may be called by the Presiding Director in his or her own discretion or at the request of the Board.  Frank W. Sower, Jr. has been designated as the Presiding Director.

Communications with the Board.  Our Board of Directors has established a process for shareholders to communicate with the Board or an individual director.  Shareholders may contact the Board or an individual director by writing to the attention of one or more directors at our principal executive offices at 202 West Main Street, Frankfort, Kentucky 40601, Attention: C. Douglas Carpenter, Secretary.  Each communication intended for the Board of Directors or an individual director will be forwarded to the specified party.

Board Leadership Structure and Role in Risk Oversight

We are a bank holding company that was formed in 1982 under the Bank Holding Company Act of 1956, as amended.  We are the parent company for four separately chartered commercial bank subsidiaries and six separate non-bank subsidiary companies.

Our Board is currently comprised of eleven independent directors and one employee director.  We are committed to a strong, independent Board and believe that objective oversight of the performance of our management is a critical aspect of effective governance.  Accordingly, the role of Chairman of the Board and Chief Executive Officer are held by different individuals.  We believe this separation permits our Chief Executive Officer to focus on our day-to-day business operations and our Chairman to focus on leading our Board in overseeing the strategic direction of the Corporation and providing overall guidance and oversight of our business and management.

Our Chairman is an independent director and has the following duties:
•	Chair and preside at Board meetings;
•	Coordinate with our CEO in establishing the annual agenda and topic items for Board meetings;
•	Advise on the quality, quantity and timeliness of the flow of information from management to the Board;
•	Act as principal liaison between management and the Board on sensitive issues;
•	Retain independent advisors on behalf of the Board as the Board may determine is necessary or appropriate;
•	Assist the Compensation Committee with the annual evaluation of the performance of the CEO; and
•	Provide an important communication link between the Board and shareholders, as appropriate.

Our Board of Directors, together with the Audit and Compensation Committees of the Board, coordinate with each other to provide enterprise-wide oversight of our management and handling of risk. These committees report regularly to the entire Board of Directors on risk-related matters and provide our

Board of Directors with integrated insight about our management of strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational and reputational risks.

In addition each of our subsidiaries have their own board of directors, and each bank subsidiary has audit and asset liability management committees, both of which provide risk management at each of their respective companies.  Our CEO serves on the board of each directly owned subsidiary.  One of the key responsibilities of each subsidiary board is to manage strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational and reputational risks.  Our Board of Directors believes that sound credit underwriting to manage credit risk and a conservative investment portfolio to manage liquidity and interest rate risk contribute to an effective oversight of the Corporation’s risk and we require our subsidiaries to follow this philosophy.

The structure of separate chartered banks allows each bank the ability to operate quickly and efficiently without going through unnecessary levels of management.  The structure of internal controls, processes and examinations allow the necessary oversight and protection.  Our Board of Directors and each subsidiary board of directors meet on a regular basis and are presented reports from management to evaluate performance and the opportunity to relay refined directions.  Our structure gives us a competitive advantage over larger financial institutions with less hometown connection and unwieldy chains of command.

Principal Beneficial Owners

To our knowledge, no persons or entities have beneficial ownership of more than five percent (5%) of the shares of our common stock.

Report of the Audit Committee

General. The Audit Committee is currently made up of four non-employee directors.  All members of the Audit Committee are independent directors as defined by the rules of NASDAQ.  We operate under a written charter approved by our committee and adopted by the Board of Directors.

We review the Corporation’s financial reporting process on behalf of our Board.  The Audit Committee’s responsibility is to monitor this process, but the Audit Committee is not responsible for preparing the Corporation’s financial statements or auditing those financial statements.  Those are the responsibilities of management and the Corporation’s independent registered public accounting firm, respectively.

Financial Statement Review.  Crowe Horwath LLP (“Crowe Horwath”) was the Corporation’s independent registered public accounting firm for 2011.  We have reviewed and discussed the Corporation’s audited consolidated financial statements for the year ended December 31, 2011 with management and Crowe Horwath.  Management represented to us that the audited consolidated financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the Corporation as of and for the periods presented in the consolidated financial statements in accordance with accounting principles generally accepted in the United States, and Crowe Horwath provided an unqualified audit opinion to the same effect.

Crowe Horwath has provided us with written assurance of its independence (as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence).  We also met with Crowe Horwath and discussed Crowe Horwath’s independence, the results of its audit and other matters required to be discussed by applicable accounting standards (including Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended).

In addition, we have discussed with Crowe Horwath the overall scope and plans for their audit, and have met with them and management to discuss the results of their examination, their understanding and evaluation of the Corporation’s internal controls they considered necessary to support their opinion on the consolidated financial statements for the year ended December 31, 2011, and various factors affecting the overall quality of accounting principles applied in the Corporation’s financial reporting.  Crowe Horwath also met with us without management being present to discuss these matters.

We have considered whether the provision of services to the Corporation by Crowe Horwath, beyond those rendered in connection with the audit and review of consolidated financial statements is compatible with maintaining the independence of such firm.

In reliance on these reviews and discussions, we recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements referred to above in the Corporation’s annual report on Form 10-K for the fiscal year-ended 2011 to be filed with the SEC.

Dated:  March 12, 2012

David R. O’Bryan, Audit Committee Chairman
J. Barry Banker
Frank W. Sower, Jr.
Marvin E. Strong, Jr.

Fees of Independent Registered Public Accounting Firm

Pre-approval Policies and Procedures.  Except as set forth in the next paragraph, the Audit Committee’s policy is to approve in advance all audit fees and terms and non-audit services permitted by law to be provided by the external auditors.  In accordance with that policy, the committee annually pre-approves a list of specific services and categories of services, including audit, audit-related and non-audit services described below, for the upcoming or current fiscal year, subject to specified cost levels.  Other services include:

1. Consultation regarding financial accounting and reporting standards;
2. Discussions related to accounting for a proposed acquisition;
3. Discussions regarding regulatory requirements;
4. Consultation concerning tax planning strategies; and
5. Assistance with tax examinations.

The Audit Committee has authorized the Audit Committee Chairman, David R. O’Bryan or the Chairman of the Board of Directors (who is also an Audit Committee member), Frank W. Sower, Jr., to approve additional funds on behalf of the Audit Committee if the independent auditors need to perform additional work which had not been previously approved.

At each regularly-scheduled Audit Committee meeting, management updates the committee on the scope and anticipated cost of (1) any service pre-approved by the Audit Committee Chairman or Chairman of the Board since the last meeting of the committee and (2) the projected fees for each service or group of services being provided by the independent auditors.  Since the May 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each service provided by our independent auditors has been approved in advance by the Audit Committee, the Chairman of the Audit Committee or the Chairman of the Board (who is also an Audit Committee member), and none of those services required use of the de minimis exception to pre-approval contained in the SEC’s rules.

Fees and Related Disclosures for Accounting Services.  The fees for services provided by Crowe Horwath were as follows:

Audit fees - Fees for the Corporation’s audit of the annual consolidated financial statements and the review of the Corporation’s Form 10-Qs were $199,000 for 2011 and $194,000 for 2010.

Audit related fees - Aggregate fees for all assurance and related services were $500 for 2011 and $2,900 for 2010.  These fees were incurred for consulting on accounting topics.

Tax fees - Fees related to tax compliance, advice and planning were $71,500 for 2011 and $51,685 for 2010.  These fees were incurred for tax preparation services and consulting on tax related compliance and strategies.

All other fees - $2,491 for 2011 and $2,412 for 2010.  These fees are related to the subscription to an accounting research database.

All services provided by Crowe Horwath in 2011 and 2010 were approved by the Audit Committee.  All fees were approved in accordance with the pre-approval policy.  The Audit Committee has determined that the provision of the services described above is compatible with maintaining independence.

PROPOSAL NO. 1

Ratification of Independent Registered Public Accounting Firm

On September 14, 2011 the Audit Committee determined and approved the replacement of Crowe Horwath with BKD LLP (“BKD”) as its independent registered public accounting firm for 2012.  Crowe Horwath’s services will terminate at the completion of its audit and issuance of its related report on the Corporation’s consolidated financial statements to be filed on Form 10-K for the year ended December 31, 2011.  The change in the Corporation’s independent accountants was the result of a competitive bidding process involving several accounting firms including Crowe Horwath.

Our Audit Committee and Board seek shareholder ratification of the appointment of BKD to act as the independent auditors of our consolidated financial statements for the fiscal year ending December 31, 2012.  If the shareholders do not ratify the appointment of BKD, our Audit Committee and Board will reconsider this appointment for 2013.  BKD and Crowe Horwath will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.  Our Board of Directors recommends voting FOR this proposal.

Directors

Classified Board Structure; Term; Vacancies.  In accordance with our articles of incorporation, our Board of Directors is classified into three classes as nearly equal in number as the then total number of directors constituting the whole Board permits.  Each class is to be elected to separate three (3) year terms with each term expiring in different years.  At each annual meeting the directors or nominees constituting one class are elected for a three (3) year term.  Various Board members provided names of potential nominees to the Executive Committee for consideration.  After thorough evaluation, four nominees were recommended to the full Board where they were approved for this election.  Charles Frederick Sutterlin, one of the nominees, is the son of Dr. Sutterlin. Dr. Sutterlin, who is retiring from our Board of Directors, abstained from the nomination process.  If elected, the four director nominees will serve until the Annual Meeting of Shareholders in 2015.  Any vacancies that occur after the directors are elected may be filled by the Board of Directors in accordance with law for the remainder of the full term of the vacant directorship.

Director Qualifications.  Our Board of Directors consists of twelve members who are well-qualified to serve on our Board and represent our shareholders’ best interests.  Our nominees are selected with a view of establishing a board of directors that meet the criteria for qualified candidates that is set forth above under the caption “Consideration of Director Nominees.”  We believe that each of the director nominees and other directors bring these qualifications to our Board of Directors.  Together, our director nominees and continuing directors provide our Board with a diverse complement of specific business skills, experience and perspectives, including: extensive financial and accounting expertise, knowledge of the commercial banking industry, experience with companies that serve the same communities that our various bank subsidiaries serve, and extensive operational and strategic planning experience.  The following describes the key qualifications, business skills, experience and perspectives that each of our directors brings to the Board of Directors, in addition to the general qualifications under “Consideration of Director Nominees” and information included in the biographical summaries provided below for each director.  We believe that each individual’s skills and perspectives strengthen our Board’s collective qualifications, skills and experience.

Name	Key Qualifications
J. Barry Banker
Mr. Banker has extensive financial, management, marketing, operational and strategic planning experience from serving as the Manager for a boarding school for 16 years that caters to special needs individuals.  He holds an MBA from the University of Chicago and has previously served as a board member with an unrelated bank.  These experiences provide him with a strong background in addressing the strategic, operational and financial matters presented to our Board.

R. Terry Bennett
Mr. Bennett, an attorney in private practice since 1974, has comprehensive experience in a broad range of legal, regulatory and business issues and in-depth knowledge of the local communities we serve because of his service on numerous local boards of various civic and professional organizations.  He also brings significant management skills and knowledge of economic development from his position as public liaison between Fort Knox, KY and Hardin County, KY for the Base Realignment Act.

Michael J. Crawford
Mr. Crawford brings extensive risk management skills and general business experience to our Board through his career as selling and providing comprehensive insurance to his clients and managing an insurance company.  He was also instrumental in forming a successful de-novo bank in 1993, which the Corporation acquired 12 years later.

John R. Farris
Mr. Farris has significant economic and financial experience from consulting with municipalities, performing bond underwriting analysis and from business development within the public and private sector.  Based upon these experiences and from his experience serving as a senior policy director of Center for Responsible Lending, a senior economics consultant for The World Bank and as Deputy Secretary and Secretary, Finance Administration for the Commonwealth of Kentucky, Mr. Farris provides our Board with both global and local perspectives regarding our operations and strategic growth opportunities.

Name	Key Oualifications
Lloyd C. Hillard, Jr.
Mr. Hillard’s extensive banking career (beginning in 1964), his significant executive management experience in the banking industry and extensive financial expertise including experience as CFO of a previous banking organization, his knowledge of local communities, including through service on numerous local and national boards of various civic and professional organizations, and his in-depth knowledge of the Corporation’s business, strategy and management team make him highly qualified to lead us and to serve as our CEO.

Dr. William C. Nash
As a retired Army Medical Corps Colonel, Dr. Nash brings a unique perspective to our Board.  His successful record of 29 years of military leadership and military experience (both domestic and international, including combat) and his risk management experience through service on numerous hospital management committees makes him highly suited to understand and oversee the managerial, strategic considerations addressed by our Board.

David R. O’Bryan, CPA
Mr. O’Bryan’s 43-year career of providing financial, accounting, management consulting and tax advisory services, his management experience as managing partner of a CPA firm, and his previous leadership positions including president of the Kentucky Society of CPA’s and Board of Trustee member of St. Catharine College make him a valuable member of our Board and well qualified to serve as chairman of our audit committee.

Fred N. Parker, CPA, CFA
Mr. Parker has been employed by a coal and real estate company for the past 30 years, including as treasurer and now CEO.  He holds professional designations in both accounting and finance.  Additionally, he has served on the board of several civic and professional organizations.

David Young Phelps
Mr. Phelps has been an innovator, founder and manager of businesses in the heavily regulated life science field.  He also has numerous patents to his credit.  One of the companies Mr. Phelps managed was recognized as an INC 500 company.  He also has been a recipient of the Ernst & Young Entrepreneur Of The Year® Award.   Mr. Phelps will bring an entrepreneurship perspective and extensive management experience to our Board.

Marvin E. Strong, Jr.
Mr. Strong brings substantial economic and business development skills to our Board through his experience as a partner of a domestic and international business consulting firm and his experience as Secretary, Economic Development Cabinet, for the Commonwealth of Kentucky.

Charles Frederick Sutterlin
Mr. Sutterlin’s background in law, real estate and banking, and his demonstrated experience as a small business owner are directly beneficial to the leadership of our company.  During his career, he has worked at a large banking company, a regional law firm, and founded several businesses, including a regional commercial and investment real estate company.  Additionally, Mr. Sutterlin understands and is sensitive to our community issues; in part because of his extensive leadership experiences with numerous organizations within our footprint.

Shelley S. Sweeney
Ms. Sweeney brings extensive operational, sales and management experience in real estate development, extensive knowledge of local communities through service on numerous local boards of various civic and professional organizations and brings gender diversity to the Board.

Independence of Directors.  In accordance with rules of NASDAQ, all of the nominees for director, and all continuing directors listed below, meet the NASDAQ definition of “independent” except for Mr. Hillard.

PROPOSAL NO. 2

ELECTION OF DIRECTORS

Our Board of Directors intends to nominate for election as directors the four (4) persons listed below.  It is the intention of the persons named in the proxy to vote for the election of all nominees named.  If any nominee(s) shall be unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as our Board recommends.  Nominees receiving the four (4) highest totals of votes cast in the election will be elected as directors.  Proxies in the form solicited hereby that are returned to us will be voted in favor of the four (4) nominees specified below unless otherwise instructed by the shareholder.  Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

The following tables set forth information with respect to each nominee for director, and with respect to continuing directors who (by virtue of the classes in which they serve) are not nominees for re-election at the Meeting.

Nominees for Three-Year Terms Ending in 2015
Name and Age	Year First Elected Director	Position and Offices with Corporation1	Business Experience
J. Barry Banker2 (60)	1996	Director	Manager of Stewart Home School (private, special needs school)
Fred N. Parker, CPA, CFA (58)	NA	none	President and CEO of Kentucky River Coal Company
David Young Phelps (53)	NA	none	President and CEO of CreoSalus (pharmaceutical research and manufacturing)
Charles Frederick Sutterlin2 (41)	NA	none
Managing Principal & General Counsel of PRG Investments since 2004; General Counsel & Director of Commercial Real Estate Services of Williamson Commercial Group, Inc. 2001-2004; Co-Managing Member & General Counsel of Capital Lending Company of KY, LLC 2003-2004; Managing Member Sutterlin Law Office, PLLC 2002-2005

Continuing Directors Whose Terms Expire in 2013
Name and Age	Year First Elected Director	Position and Offices with Corporation1	Business Experience
R. Terry Bennett (66)	2007	Director; Director of First Citizens Bank (“First Citizens”)	Attorney, Skeeters, Bennett, Wilson & Pike
Michael J. Crawford (56)	2010	Chairman of the Board of Directors of Citizens Bank of Northern Kentucky (Newport, KY) (“Citizens Northern”)	President and Director of Crawford Insurance (a life, health, individual and commercial insurance agency)
Lloyd C. Hillard, Jr. (65)	1996
Director; President and CEO of Corporation since January 2010;  President and CEO of First Citizens from 1992- 2010; Director of: Farmers Bank, United Bank & Trust Co. (Versailles) (“United Bank”), First Citizens; Citizens Northern, EGT Properties, Inc. and FCB Services, Inc. (“FCB Services”); Chairman of the Board of Farmers Capital Insurance Corporation; President and Director of: FFKT Insurance Services, Inc. and EKT Properties, Inc.
			See experience listed under the immediately preceding column of this table.
Dr. William C. Nash (64)	2010	Director of First Citizens	Orthopaedic Surgeon

Continuing Directors Whose Terms Expire in 2014
Name and Age	Year First Elected Director	Position and Offices with Corporation1	Business Experience
John R. Farris (39)	2011	Director
President, Commonwealth Economics, LLC since 2007 (a business development and consulting firm); Secretary/Deputy Secretary, Finance and Administration Cabinet, Commonwealth of Kentucky 2004-2007; Senior Policy Director, Center for Responsible Lending 2002-2003; Senior Economics Consultant, The World Bank 1999-2001

David R. O’Bryan, CPA (65)	20103	Director; Director of United Bank	Director of Blue & Co., LLC since January 2010 (a regional CPA firm); Managing Partner of Potter & Company, LLP from 1998-2009, a CPA firm acquired by Blue & Co., LLC in January 2010
Marvin E. Strong, Jr. (59)	2008	Director; Director of Farmers Bank and Leasing One Corporation	Partner, McCarty-Strong Global Consulting, LLC since 2007 (a business development and consulting firm); Secretary, Economic Development Cabinet, Commonwealth of Kentucky 1993-2007
Shelley S. Sweeney (70)	2002	Director	President, Swell Properties, Inc. (residential real estate rental company)
________________
1 All corporations listed in this column other than this Corporation are our subsidiaries.
2 J. Barry Banker is the son-in-law of Dr. John P. Stewart, an advisory director (and Chairman Emeritus) of the Corporation. Charles Frederick Sutterlin is the son of Dr. John D. Sutterlin, who is retiring as a director of the Corporation effective with the Meeting, but will remain serving as Chairman of the Board of Farmers Bank. The two foregoing are the only “family relationships” between any director (or advisory director), executive officer, or person nominated or chosen to become a director or executive officer of the Corporation. “Family relationship” means a relationship by blood, marriage or adoption not more remote than first cousin.
3 Appointed in 2010 to fill an unexpired term.
 _____________________________________

Advisory Directors.  In addition to the nominees and continuing directors listed in the tables above, E. Bruce Dungan and Dr. John P. Stewart serve as advisory directors to the Corporation.

Retirement Policy.  The retirement policy for our non-employee directors (which became effective January 1, 2004) provides that a director shall retire effective as of the end of his or her elected term next following the date on which the director attains age 70.  As a result of this policy, both Frank W. Sower, Jr. and Dr. John D. Sutterlin will retire from the Board of Directors of the Corporation effective with the Meeting.  Due to age differences in the respective retirement policies, Dr. Sutterlin will continue as the Chairman of the Board of Farmers Bank, a position he has held since 1996.

Prior to January 1, 2004, any such director could, at the discretion of the Board of Directors, become an advisory director.  Effective January 1, 2004, persons serving as advisory directors (including the two advisory directors listed above) may continue to serve in such capacity only at the discretion of the Board of Directors.

The Corporation Board of Directors recommends voting FOR the election of each of the
Nominees for Director.

Stock Ownership of Directors and Executive Officers

The table below contains information as to the shares of our common stock beneficially owned by all directors (and director nominees), advisory directors and executive officers, and by all such persons as a group.  Unless otherwise indicated, all shares are owned directly and the named persons possess both sole voting power and sole investment power.  Unless otherwise indicated, none of the shares have been pledged as security.

Name	Amount and Nature of Beneficial Ownership of Corporation Common Stock as of March 6, 2012 1, 2	Percent of Class 1, 2

J. Barry Banker	3,582	3.05

R. Terry Bennett	10,469	4.14

Ben F. Brown	26,182	5.35

C. Douglas Carpenter	4,003	6.05

Michael J. Crawford	51,540	7.69

E. Bruce Dungan	77,060	8	1.03

John R. Farris	1,000.01

Rickey D. Harp	19,672	9.26

Lloyd C. Hillard, Jr.	14,101	10.19

Dr. William C. Nash	7,000	11.09

David R. O’Bryan, CPA	500	12.01

Fred N. Parker	32,301	13.43

David Young Phelps	2,000.03

Michael E. Schornick, Jr.	4,434	14.06

Frank W. Sower, Jr.	72,171	15.97

Dr. John P. Stewart	15,350	16.21

Marvin E. Strong, Jr.	2,078.03

Daniel M. Sullivan, CPA	813.01

Charles Frederick Sutterlin	293	17.00

Dr. John D. Sutterlin	60,600	18.81

Shelley S. Sweeney	154,961	2.08

All Directors (and Nominees), Advisory Directors and Executive Officers as a group	560,110	7.51
 ______________________________

1	All entries are based on information provided to the Corporation by its directors, director nominee, advisory directors and executive officers.

2
Includes beneficial ownership of 10,049 shares which Rickey D. Harp may be deemed to be beneficial owner as a result of the right he may exercise to acquire beneficial ownership within 60 days of March 6, 2012.  These 10,049 shares are deemed outstanding for purposes of computing the percentage of outstanding shares of our common stock owned by Mr. Harp (and for all directors and director nominees, advisory directors and executive officers as a group) but are not deemed to be outstanding for purposes of computing the percentage of any other person.

3	Includes 1,000 shares owned by Mr. Banker’s wife, 404 shares held in an IRA for the benefit of Mr. Banker and 157 shares held by Mr. Banker for each of his three children.

4	Includes 1,000 shares owned by Mr. Bennett’s wife, 6,000 shares held in an IRA for the benefit of Mr. Bennett, and 3,000 shares held in an IRA for the benefit of Mr. Bennett’s wife.

5
Includes 648 shares held for the benefit of Mr. Brown in our Employee Stock Purchase Plan (the “ESPP”), 17,986 shares held in an IRA for the benefit of Mr. Brown and 7,548 shares owned by Mr. Brown’s wife.

6	Includes 2,048 shares owned jointly with Mr. Carpenter’s wife and 1,955 shares held by the ESPP for his benefit.

7	Includes 22,716 shares owned by Mr. Crawford’s wife and 28,824 shares owned by a company of which he owns 25%.

8	Includes 43,600 shares owned by Mr. Dungan’s wife and 1,460 shares held in an IRA for the benefit of Mr. Dungan.

9	Includes 1,870 shares owned jointly with Mr. Harp’s wife, 1,068 shares held in an IRA for the benefit of Mr. Harp and 5,296 shares held by the ESPP for his benefit.

10
Includes 1,453 shares held for the benefit of Mr. Hillard by the ESPP, 575 shares held in a self-directed IRA for the benefit of Mr. Hillard’s wife, 6,788 shares held in a self-directed IRA for the benefit of Mr. Hillard, and 2,000 shares held in a profit sharing trust for the benefit of Mr. Hillard’s wife.

11
Includes 2,600 shares held in a profit sharing account for Dr. Nash’s benefit, 400 shares held in an IRA for Dr. Nash’s benefit, 600 shares held in an IRA for the benefit of Dr. Nash’s wife, and 3,400 shares held in an investment agency account for the benefit of Dr. Nash’s wife.

12	All shares are owned jointly with Mr. O’Bryan’s wife.

13
Includes 21,190 shares owned jointly with Mr. Parker’s wife, 4,900 shares owned by Mr. Parker’s wife, 6,211 shares held in an IRA for the benefit of Mr. Parker’s wife and 3,203 shares owned by Mr. Parker’s son.

14	Includes 4,134 shares held for the benefit of Mr. Schornick by the ESPP, 100 shares owned by Mr. Schornick’s daughter, and 200 shares owned by Mr. Schornick’s son.

15
Includes 39,589 shares held jointly by Mr. Sower, Mr. Sower’s brother, John R. Sower, and Mr. Sower’s sister, Lynn S. Bufkin, as co-trustees for various trusts established for the benefit of Mr. Sower’s children and the other grandchildren of Mr. Sower’s parents and 382 shares owned by Mr. Sower’s wife.

16	Includes 11,350 shares held by Dr. Stewart as trustee for his own benefit.

17	Includes 200 shares held in a SEP retirement account for Mr. Sutterlin’s benefit.

18	Includes 17,900 shares held in an IRA for Dr. Sutterlin’s benefit and 900 shares held in an IRA for the benefit of Dr. Sutterlin’s wife.

Executive Compensation

Compensation Discussion and Analysis

Introduction:  We are committed to providing excellent banking service in a friendly hometown fashion while at the same time maximizing equity value for our shareholders.  Accordingly, our goal is to hire and retain dedicated and exceptional people that will help us grow in terms of banking locations and products.  Toward this goal, we have designed and implemented our compensation programs for our named executive officers to reward them for sustained financial and operating performance and leadership excellence, to align their interests with those of our shareholders and to encourage them to remain with us for long and productive careers.  Our compensation elements simultaneously fulfill one or more of our performance, alignment and retention objectives.

Compensation Philosophy:  While we are committed to hiring the best individuals at all levels of our institutions, in order for us to succeed in the banking industry it is particularly vital that dedicated and exceptional people serve on our executive management team.  We view our executive management team as consisting of nine (9) individuals (including our “named executive officers” in the “Summary Compensation Table” below).  Our compensation programs are designed to attract and retain the most capable executives while motivating these individuals to continue to enhance shareholder value.  While the Compensation Committee has the power to modify the compensation programs, our overall compensation philosophy has remained consistent with these objectives.  We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our named executive officers to deliver superior performance and retain them to continue their careers with us on a cost-effective basis.

Our compensation programs in recent years have been relatively simple and rely chiefly on currently paid compensation (principally salary).  Our practice in that regard has been solidified of late due to our most recent acquisitions (including our acquisitions of Citizens Bancorp, Inc. and Citizens National Bancshares, Inc.) and the attendant challenge of merging various cultures (including compensation cultures).

Compensation Components:  Total compensation for each member of our executive management team consists of (a) currently paid compensation components consisting of salary, discretionary bonuses and perquisites and (b) long-term components which include discretionary distributions to our Salary Savings Plan and the ability of our executives (as well as all our employees) to acquire our common stock in a favorable manner (from a financial and tax perspective) under our Employee Stock Purchase Plan (“ESPP”).  Base salary is established to be commensurate with the executive’s scope of responsibilities, demonstrated leadership abilities, and management experience and effectiveness.  Our other elements of compensation focus on motivating and challenging the executive to achieve superior, longer-term, sustained results.  Each component of our compensation arrangements is addressed separately below.

Currently Paid Compensation Components

Salaries.  The salary for each named executive officer reflects his or her management experience, length of service with us and the quality of his or her performance.  Our Compensation Committee reviews each executive officer’s salary annually.  For annual salary increases (particularly material ones), our Compensation Committee considers an executive’s increased level of experience, whether or not the executive’s responsibilities have increased over the past year or are in the process of being increased and the named executive officer’s job performance during the past year.

Bonuses.  The Compensation Committee typically does not use bonuses as an incentive for performance for our executive management team (including our named executive officers).  See “Compensation: Summary Compensation Table” below.  Even though the Compensation Committee does not typically award bonuses, it has the power to do so except for the following limitations.  On January 9, 2009 the Corporation received funds from the United States Treasury after the United States Treasury purchased equity securities from us as permitted under the Capital Purchase Program (“CPP”).  During the period in which the United States Treasury holds our equity acquired under the CPP, we are not permitted to award any bonuses to our five most highly compensated individuals.

Certain employees at some of the bank subsidiaries participated in incentive plans during 2011. The guidelines of the incentive plans have been structured to minimize undue risk to the Corporation. Senior risk officers of the Corporation periodically review the incentive compensation arrangements and are comfortable that such arrangements do not encourage our employees to take unnecessary and excessive risks that threaten the value of the Corporation.

Perquisites.  We provide perquisites on a selective basis to our executive management team members (including our named executive officers).  There is no formula for how perquisites are utilized in the total compensation package; rather, such perquisites assist the Corporation in marginally augmenting total compensation.  For example, a few of our executive officers have a company car because of the extensive traveling that they do in performing their duties for us; as an additional perquisite, we also pay for the portion of the car expenses attributable to their personal use.  Please refer to “Compensation: Summary Compensation Table” below for the base salary, bonus and perquisite compensation for each of our named executive officers.

Long-Term Compensation Elements

Salary Savings Plan.  We maintain a 401(k) plan that we have labeled as the “Salary Savings Plan” for our employees and our subsidiaries’ employees who have attained the age of 18 and have completed 30 days of service with us or with one of our subsidiaries.  The Salary Savings Plan is administered by the Trust Department of our subsidiary Farmers Bank (the “Fund Manager”).  The Salary Savings Plan provides for four types of contributions, as follows:

1.    Voluntary tax-deferred contributions made by the participant;

2.   Voluntary after tax-deferred contributions made by the participant into the Roth 401(k) portion of our Salary Savings Plan;

3.    Matching contributions made by the Corporation; and

4.    Discretionary contributions from the Corporation.

The benefits that a participant can ultimately expect to receive from the Salary Savings Plan are based upon the amount of the annual contributions made by us and the employee to his or her account together with the accumulated value of all earnings on those contributions.  A participant is permitted to make tax-deferred voluntary contributions under a salary reduction agreement.  In 2009 we matched up to 6% of such participant’s compensation.  Our Compensation Committee views the matching contributions by us as a retention tool by virtue of the manner in which such matching contributions vest:  two years of service, 20% vested; three years of service, 40% vested; four years of service, 60% vested; five years of service, 80% vested; and six years of service, 100% vested.  The Salary Savings Plan participants are immediately vested in 100% of their contributions.  The employer matching contribution was an amount equal to 50% of the participant’s elective deferral (up to a maximum of 6% of eligible compensation) in 2010 and 2011; it is not expected to change in 2012.

We have the right, in our sole discretion, to make additional contributions to the Salary Savings Plan on behalf of participants.  We view this feature as a long-term compensation program for our named executive officers (as well as our other employees).  Discretionary contributions are allocated among participants in the ratio that each participant’s compensation bears to all participants’ compensation.  A participant’s contribution to the Salary Savings Plan is considered as part of the participant’s compensation for purposes of computing our contribution to the Salary Savings Plan.  No discretionary contribution was made for 2009, 2010, and 2011 and none is anticipated for 2012.

ESPP.  Through our ESPP our employees are offered the opportunity to set aside money each pay period through payroll deductions which will be used at a later time on designated offering dates to purchase shares of our common stock at a discounted price and without payment of brokerage costs or other fees.  Our shares of common stock are offered at a 15% discount from the closing sales price of our shares of stock on NASDAQ as described in the plan document.  Further, our employees may obtain favorable tax treatment by participating in the ESPP.  Provided a participating employee holds his or her shares of our common stock purchased pursuant to the ESPP for a certain length of time, he or she will be entitled to receive capital gains taxation rather than ordinary income taxation upon the disposition or sale of such stock.

Our Board determines the eligibility criteria and offering dates for the ESPP.  Currently, employees who have attained the age of 18 and who have completed one year of service are eligible to participate in the ESPP.  For purposes of the ESPP, one year of service is more than 20 hours worked per week for twelve months.  Further, an employee will cease to be eligible to participate in the ESPP if he or she will be deemed to possess 5% or more of our common stock.  An eligible employee is also not permitted to purchase shares of our common stock under this plan at a rate that will exceed $25,000 in fair market value of our shares in a single calendar year.

Non-Qualified Stock Option Plan.  We no longer grant any options under our Non-Qualified Stock Option Plan.  However there remain unexercised outstanding options under the plan, which may be exercised in the future.  See “Compensation: Outstanding Equity Awards at Fiscal Year End” for information respecting the unexercised outstanding options of our named executive officers.

Process for Determining Compensation:  We periodically review each component of the Corporation’s executive compensation program to ensure that pay levels are competitive and that any discretionary incentives are linked to Corporation performance targets such as:  income, expenses, asset quality, operating margins, return on assets and return on equity.  We place significant weight on the recommendations of our President/Chief Executive Officer, as well as economic conditions, our own experience and knowledge of market conditions, and peer group compensation surveys to provide additional information to support the compensation planning process.  We occasionally hire a consulting firm to help us with this process, but we have not hired a consulting firm since 2008.

In determining the total compensation of our named executive officers, the Compensation Committee plays the key role.  However, our Chief Executive Officer recommends to our Compensation

Committee both the total pool for annual base salary increases for our executive management team and the individual annual base salaries for each executive officer.  The Compensation Committee takes these recommendations into serious consideration when making final decisions on compensation for those senior officers.  Compensation decisions regarding our Chief Executive Officer are made entirely by our Compensation Committee with ratification by the full Board of Directors.

Our named executive officers do not have employment, severance or change-of-control agreements.  Our named executive officers serve at the will of the Board, which enables us to terminate their employment with discretion as to the terms of any severance arrangement.  This is consistent with our performance-based employment and compensation philosophy.  In addition, our policies on employment, severance and retirement arrangements help retain our executives by subjecting to forfeiture certain elements of compensation that they have accrued over their careers with us if they leave us prior to retirement.

Last year we asked our shareholders for a non-binding advisory vote to approve the programs and procedures related to our executive compensation.  While the shareholder vote was not binding, our Board did review and consider the voting results.  Ninety-four percent of the votes cast were in favor of our compensation programs and procedures.  As a result, we determined that we did not need to consider changing our overall approach to executive compensation, which remained the same during 2011.

Named Executive Compensation

The following table sets forth all compensation for services in all capacities to the Corporation and its subsidiaries during the last three fiscal years for the Corporation’s Chief Executive Officer, Chief Financial Officer and the Corporation’s other three highest-paid Executive Officers (including for these purposes three persons not employees of the Corporation but of certain Corporation subsidiaries):

Summary Compensation Table

Name and Principal Position	Year	Salary	All Other Compensation1	Total

Lloyd C. Hillard, Jr. President & CEO	2011 2010 2009	$350,000 318,788 168,000	$14,499 24,367 24,902	$364,499 343,155 192,902

Ben F. Brown EVP, Chief Public Relations, United Bank	2011 2010 2009	160,000 170,472 200,040	12,270 19,110 28,234	172,270 189,582 228,274

Rickey D. Harp President & CEO, Farmers Bank	2011 2010 2009	182,000 182,000 182,000	15,172 15,112 19,334	197,172 197,112 201,334

Michael E. Schornick, Jr. EVP & Chief Lending Officer, United Bank	2011 2010	160,000 160,000	9,726 9,982	169,726 169,892

C. Douglas Carpenter EVP, Secretary & CFO	2011 2010 2009	133,600 128,335 123,300	5,008 7,201 15,927	138,608 135,536 139,227
________________________

1 The 2011 amount reflected in this column for each named executive officer includes (i) group term life insurance premiums, (ii) the following imputed costs of gas and car expenses related to the personal use of cars owned by us and used by some of our executive officers (“Imputed Car Usage”), (iii) the following director fees from subsidiaries, (iv) the Corporation’s matching contributions to each named executive officer’s voluntarily deferred salary contribution into his 401(k) plan, and (v) the following cost of temporary housing incurred during the time period Mr. Hillard was transitioning into his new position in Frankfort as President and CEO while owning a home in Elizabethtown:

	Mr. Hillard	Mr. Brown	Mr. Harp	Mr. Schornick	Mr. Carpenter

Imputed Car Usage	$2,933	0	$8,442	0	0

Director Fees	0	$6,300	0	$3,600	0

401(k) Match	7,350	4,800	5,460	4,800	$4,005

Temporary Housing	2,946	0	0	0	0
________________________

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the unexercised stock options for each of our named executive officers as of December 31, 2011:

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options That Were Exercisable at Year End	Option Exercise Price	Option Expiration Date
Lloyd C. Hillard, Jr. President & CEO	-	-	-	-

Ben F. Brown EVP, Chief Public Relations, United Bank	-	-	-	-

Rickey D. Harp President & CEO, Farmers Bank	10/25/04	10,049	$34.80	10/25/14

Michael E. Schornick EVP & Chief Lending Officer, United Bank	-	-	-	-

C. Douglas Carpenter EVP, Secretary & CFO	-	-	-	-
_________________________

Option Exercises and Stock Awards Vested

None of the named executive officers exercised options during 2011.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	24,049	$34.80	52,172
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	24,049	$34.80	52,172
_______________________

Compensation of Directors

The following table summarizes the compensation we paid to our non-employee directors in 2011.  For fees paid to our employee directors, please refer to “Compensation: Summary Compensation Table” above.

Directors	Fees Earned or Paid in Cash	All Other Compensation1	Total

J. Barry Banker	$16,250	-	$16,250

R. Terry Bennett2	20,350	-	20,350

Michael J. Crawford3	16,550	-	16,550

John R. Farris	7,750	-	7,750

Dr. William C. Nash4	20,700	-	20,700

David R. O’Bryan5	25,550	-	25,550

Frank W. Sower, Jr.	18,000	-	18,000

Marvin E. Strong, Jr.6	27,050	-	27,050

Daniel M. Sullivan	10,250	-	10,250

Dr. John D. Sutterlin7	28,150	-	28,150

Shelley S. Sweeney	12,000	-	12,000

Advisory Directors

E. Bruce Dungan	3,000	-	3,000

Dr. John P. Stewart	2,500	-	2,500
___________________

1	Certain directors are entitled to participate in our health insurance plan and dental insurance plan that are available to all of our eligible employees. The insurance premiums that we paid for the directors that chose to participate were less than $10,000 per year.
2	Includes $10,100 in director fees paid by First Citizens.
3	Includes $7,800 in director fees paid by Citizens Northern.
4	Includes $10,200 in director fees paid by First Citizens.
5	Includes $10,800 in director fees paid by United Bank.
6	Includes $12,800 in director fees paid by Farmers Bank and $750 paid by Leasing One Corporation.
7	Includes $15,900 in director fees paid by Farmers Bank.

Fees Paid to Directors.  During 2011, directors of the Corporation received a quarterly fee of $1,500. Frank W. Sower, Jr. received an additional $500 per quarter for serving as Chairman of the Board.  Directors received $250 for attending any specially-called Board meetings.  In addition, directors received $500 per meeting for serving on the Audit Committee and $250 per meeting for serving on any other committees.  David R. O’Bryan received an additional $250 per meeting for serving as the Chairman of the Audit Committee.  In addition to the fees described above, directors received a year-end fee of $4,000.  Lloyd C. Hillard, Jr. was appointed to the position of President and CEO on January 25, 2010 and did not receive any director fees for serving as a director of the Corporation or any subsidiaries subsequent to that appointment.

Fees Paid to Advisory Directors.  Advisory directors receive a fee of $750 for each quarterly meeting attended, a fee of $125 for each specially-called Board meeting attended, $250 for each Audit Committee meeting attended and $125 for each other committee meeting attended.  The fee structure for advisory directors and directors will not change in 2012.

Report of the Compensation Committee

The Compensation Committee of our Board of Directors is composed of four members who are independent, outside directors as defined under NASDAQ rules.  The Compensation Committee has furnished the following report:

We determine the total compensation of the Corporation’s President/Chief Executive Officer.  With input from the Corporation’s President/Chief Executive Officer, we also determine the total short-term and long-term compensation of the directors and other executive officers.  We do not have power to delegate our authority.  We do not have a charter.

To determine the compensation for the President/Chief Executive Officer, other executive officers and directors, we review the following items, if applicable:

•	the individual’s current total compensation package;
•	the Corporation’s financial performance;
•	the importance of the individual to the Corporation’s financial performance;
•
industry surveys and other information regarding compensation paid to executives and directors performing similar duties for financial institutions in the Corporation’s market area or financial institutions of a size comparable to the Corporation wherever located; and

•	the size of the Corporation and the complexity of its operations.

We periodically review each component of the Corporation’s executive compensation program to ensure that pay levels and incentive opportunities are competitive and that incentive opportunities are linked to Corporation performance targets such as:  income, expenses, asset quality, operating margins, return on assets and return on equity.  We place significant weight on the recommendations of our President/Chief Executive Officer, as well as economic conditions and our own experience and knowledge of market conditions and peer group compensation surveys to provide additional information to support the compensation planning process.  The Corporation engaged Amalfi Consulting in 2008 to conduct an executive compensation review of the executive management team.  The Corporation requested Amalfi Consulting to benchmark our executive’s compensation using data only from nationally published survey sources and public findings.  We considered the results of the report by Amalfi Consulting in evaluating the Corporation’s compensation programs in 2008 for the Corporation’s senior executives, including the named executive officers. Based upon the report of Amalfi Consulting, the compensation of some of our senior executives was low and warranted adjustment.  However, we chose not to make any significant adjustments because of the current condition of the economy.  A consulting firm was not used in 2010 or 2011.

Because the Corporation is participating in the CPP established under the Emergency Economic Stabilization Act of 2008 (“2008 Act”), which was further amended by the America Recovery and Reinvestment Act of 2009 (“2009 Act”), our responsibilities have increased.  We are now required to, at least every six months:

•
review the Corporation’s compensation plans with its senior risk officers in light of the risks posed by such plans and to ensure that they do not encourage the Named Executive Officers to take unnecessary and excessive risks that threaten the value of the Corporation;

•	evaluate with the Corporation’s senior risk officers how to limit any such risks; and
•	ensure that such plans do not encourage the manipulation of reported earnings in order to enhance the compensation of employees (the “Risk Review”).

In April of 2011and in October 2011, we conducted such Risk Reviews and concluded that the Corporation’s compensation plans do not encourage the taking of unnecessary and excessive risks, do not encourage the manipulation of reported earnings, and that no further actions (other than those already taken by management in the design of the plans) were necessary in order to limit risks.

The regulations issued in connection with the 2008 Act and 2009 Act also require us, as part of our report in this annual proxy statement, to provide a narrative description identifying each of the Corporation’s compensation plans, explaining how any unnecessary risks posed by such plans have been limited, explaining how these plans do not encourage behavior focused on short-term results rather than long-term value creation and further explaining how the plans do not encourage the manipulation of reported earnings to enhance the compensation of any employee.  We have reviewed our executive compensation programs for compliance with the 2008 Act and the 2009 Act and have determined that we do not currently need to adjust any of our executive compensation packages.  We do not currently award bonuses, retention awards, stock options or other incentive compensation to our senior executives.

While we will not attempt, in this report, to repeat the description of compensation plans already discussed in other parts of the proxy statement, we will address how the plans limit unnecessary risks and discourage the manipulation of earnings.

•
Salaries.  Past salary surveys have verified that the salaries of the Corporation’s officers are not excessive, in comparison with peers, and we do not believe that there is anything in the salary compensation structure of the Corporation, or in the manner in which raises are awarded, that poses any unnecessary risk.  Generally, modest or no raises were given for 2009, 2010, 2011 and likewise for 2012.

•
Perquisites.  The Corporation provides nominal perquisites to its senior management team and certain other officers.  Because of the relatively small dollar amount of these perquisites and because they are not tied to any specific performance metrics, we do not believe that this element of compensation in any way encourages excessive or unnecessary risk taking.

•
Salary Savings Plan (401(k)).  Participation in our Salary Savings Plan is available to all employees as long as certain minimum conditions are met.  We do not believe that participation in this plan encourages the taking of unnecessary and excessive risks because each employee has a choice of the type of fund in which he or she may invest his or her money, and such funds are broad based investment funds that may not include any investment in the Corporation.

•
ESPP.  Participation in ESPP is available to all employees as long as certain minimum conditions are met.  We do not believe that participation in this plan encourages the taking of unnecessary and excessive risks because (a) the value of the shares of our Common Stock in each employee’s individual account in the ESPP is tied directly to the market value of the Corporation’s common stock and will be enhanced to the extent the Corporation recognizes improved earnings over a longer period of time and (b) the tax code treatment of long-term versus short-term capital gains also encourages the recipients to hold the stock that they purchase, which discourages their taking short-term actions to improve earnings that may not have a more long-term effect upon the value of the Corporation.

Please refer to “Compensation Discussion and Analysis” above for a more thorough discussion of the Corporation’s philosophy and procedures.  We have reviewed and discussed the Compensation

Discussion and Analysis with management.  Based on our review of the Compensation Discussion and Analysis and discussions with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s proxy statement for its 2012 Annual Shareholder’s Meeting.

Dated: March 12, 2012
Frank W. Sower, Jr., Compensation Committee Chairman
J. Barry Banker
R. Terry Bennett
Shelley S. Sweeney

Transactions with Related Persons

Our bank subsidiaries have had and expect in the future to have banking transactions in the ordinary course of business with our directors and executive officers and their affiliates.  All loans to and deposits from such persons or their affiliates have been on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others not related to the lender, and have not involved more than the normal risk of collectability or other unfavorable features.

Additional information concerning transactions with related persons is hereby incorporated by reference to Note 1 on page 93, Note 3 on page 108 and Note 6 on page 115 of the Corporation’s December 31, 2011 audited consolidated financial statements filed on Form 10-K.

Approval Policies for Transactions with Related Persons

Our policies and procedures with respect to related party transactions are set forth in our Code of Ethics and our Audit Committee Charter.

Our employees, officers, and directors may participate in a purchase, sale or lease transaction involving either real or personal property which would be owned, leased, rented or financed by one of our subsidiaries only with the prior consent of our CEO if such transaction complies with provision of the law dealing with insiders (Regulation O), and the transaction does not involve terms which are more favorable than those offered to any person not associated with us or our subsidiaries.

Any transaction between our, and our subsidiaries’, employees, officers, or directors and us or one of our subsidiaries must always be conducted under terms that are not any more favorable than those accorded customers with similar transactions who do not have any inside relationship with the organization.  However, loan discounts and waivers of loan and other service fees may be accepted by employees where such discounts and waivers are given to all similarly situated employees and the transaction is pursuant to an established practice, which has been approved by the Board of Directors of that institution.  All transactions of this type must also be in compliance with the provisions of Federal Reserve Regulation O (12 CFR 215), which defines the type of transactions allowed between banks and their officers, directors and principal shareholders, and establishes strict guidelines for these dealings.

None of our, or our subsidiaries’, employees, officers, or directors and/or their immediate family may be a regular supplier to, or purchaser from, the organization for goods and services without the prior consent of our CEO.

Loans to, deposits from, and payments for services from related persons are coded accordingly on the appropriate data processing systems.  The Corporation’s internal audit group monitors these activities on a quarterly basis and reports the findings to the Audit Committee as stipulated within the charter of the Audit Committee of the Board of Directors.

Whenever one of our, or one of our subsidiaries’, employees, officers or directors becomes involved in a potential conflict of interest or gives an appearance of a conflict of interest between the individual's self interest and his duty to us (each a “Related Party Transaction”) that is not described above, then disclosure and permission or a wavier must be obtained from our Board of Directors.  If a director of our Board is involved in a related Party Transaction, then he or she must recuse himself/herself from any discussion or decision regarding the Related Party Transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC.  Based solely upon our review of the Forms 3, 4 and 5 filed during 2011, and written representations from certain reporting persons that no Forms 5 were required, we reasonably believe that all required reports were timely filed.

PROPOSAL NO. 3

Advisory Approval of the Corporation’s Executive Compensation

On February 17, 2009, President Barack Obama signed the American Recovery and Reinvestment Act of 2009 (the “2009 Act”)  into law, which requires companies that have received funds under the United States Treasury Department’s Capital Purchase Program (the “CPP”), as established under the Troubled Asset Relief Program (“TARP”), to permit non-binding shareholder votes on executive compensation.  During the period in which the United States Treasury holds our equity acquired under the CPP, we are required at each annual meeting to provide our shareholders with the opportunity to approve, in an advisory non-binding capacity, our executive compensation programs.

In the section of this proxy statement entitled “Compensation Discussion and Analysis,” we have described the compensation packages for our executive management team as well as the process by which our Compensation Committee determines the compensation for our executive management team.  Further, the section of this proxy statement entitled “Executive Compensation” describes in specific detail the compensation that we paid our named executive officers in 2011.  We believe this disclosure provides our shareholders with the information they need to make an informed decision regarding whether or not to approve our executive compensation programs and procedures.  We ask that you approve, on an advisory basis, the following proposal:

“The Corporation’s overall executive compensation programs, as described in the Compensation Discussion and Analysis and Executive Compensation sections of this proxy statement, are approved.”

As provided by the 2009 Act, the shareholder vote shall not be binding on our Board and will not be used to overrule any previous executive compensation decisions that we and our Board have made.  We are not creating or implying any additional fiduciary duties on our Board by asking you to vote on this proposal.

Our Board of Directors recommends voting FOR this proposal.

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Farmers Capital
Bank Corporation

Notice of Annual Meeting
and Proxy Statement

Annual Meeting of
Shareholders
May 8, 2012

ANNUAL MEETING OF SHAREHOLDERS OF

FARMERS CAPITAL BANK CORPORATION

May 8, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.farmerscapital.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20430300000000000000 2   050812

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

2. The election of the following Nominees as Directors of the Corporation for 3-year terms expiring in 2015:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ J. Barry Banker
- ○ Fred N. Parker
- ○ David Young Phelps
- ○ Charles Frederick Sutterlin

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
1. A proposal to ratify the appointment of BKD LLP as the Corporation's independent registered public accounting firm for the calendar year 2012.	☐	☐	☐
3. A proposal to approve, on an advisory basis, the Corporation's overall executive compensation programs as described in the Compensation Discussion and Analysis and Executive Compensation sections of the proxy statement.	☐	☐	☐

If you wish to vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote on items individually, please also mark the appropriate box above.

If this proxy is properly executed, then the proxies will vote: (1) as you specify above, (2) if you do not specify your vote above, then FOR the ratification of BKD LLP, FOR all the Nominees referred to in Item 2 (including any substitute Nominee in the case of unavailability) and FOR the proposal to approve, on an advisory basis, the Corporation's overall executive compensation programs, and (3) as the proxies decide on any other matter that comes before the meeting.

PLEASE DATE AND SIGN BELOW, AND RETURN IN THE ENCLOSED ENVELOPE.

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

FARMERS CAPITAL BANK CORPORATION

May 8, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.farmerscapital.com

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

20430300000000000000 2 050812

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

2. The election of the following Nominees as Directors of the Corporation for 3-year terms expiring in 2015:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ J. Barry Banker
- ○ Fred N. Parker
- ○ David Young Phelps
- ○ Charles Frederick Sutterlin

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
1. A proposal to ratify the appointment of BKD LLP as the Corporation's independent registered public accounting firm for the calendar year 2012.	☐	☐	☐
3. A proposal to approve, on an advisory basis, the Corporation's overall executive compensation programs as described in the Compensation Discussion and Analysis and Executive Compensation sections of the proxy statement.	☐	☐	☐

If you wish to vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote on items individually, please also mark the appropriate box above.

If this proxy is properly executed, then the proxies will vote: (1) as you specify above, (2) if you do not specify your vote above, then FOR the ratification of BKD LLP, FOR all the Nominees referred to in Item 2 (including any substitute Nominee in the case of unavailability) and FOR the proposal to approve, on an advisory basis, the Corporation's overall executive compensation programs, and (3) as the proxies decide on any other matter that comes before the meeting.

PLEASE DATE AND SIGN BELOW, AND RETURN IN THE ENCLOSED ENVELOPE.

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

FARMERS CAPITAL BANK CORPORATION

Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Shareholders, May 8, 2012

The undersigned shareholder hereby appoints Lloyd C. Hillard, Jr. and Frank W. Sower, Jr., or either of them with full power of substitution, to act as proxy for and to vote the shares in Farmers Capital Bank Corporation held by the undersigned at the Annual Meeting of Shareholders to be held at Farmers Bank & Capital Trust Co., 125 West Main Street, Frankfort, Kentucky on Tuesday, May 8, 2012, at 11:00 a.m., Eastern Daylight Time, and at any adjournment or adjournments thereof, on all matters coming before the meeting. By signing below the undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held May 8, 2012 and the accompanying proxy statement.

(Continued and to be signed on the reverse side.)

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